UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2005
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27597	52-2137343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Minuteman Road
Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip code)
(Registrant’s telephone number, including area code):       (978) 682-8300
Not applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 16, 2005, ClearBlue Technologies Management, Inc. (“CBTM”), a wholly owned subsidiary of NaviSite, Inc., entered into a new Professional Services Agreement (the “Agreement”) with the New York State Department of Labor. The term of the Agreement is for two years beginning on June 15, 2005 and ending on June 14, 2007, provided that either party may terminate the Agreement for cause, and the New York State Department of Labor may terminate the Agreement at any time without cause, upon sixty (60) days prior written notice to CBTM. The Agreement provides for aggregate expenditures by the New York State Department of Labor during the term of the Agreement of $23,230,000, subject to the periodic extension of funding from the United States Department of Labor. Pursuant to the terms of the Agreement, CBTM will continue to operate and support the New York State Department of Labor’s custom online labor exchange network. CBTM’s prior agreement with the New York State Department of Labor expired in June 2005.
The foregoing description is subject to, and qualified in its entirety by, the Agreement filed as an exhibit hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2005	NAVISITE, INC.

/s/ Arthur P. Becker

Arthur P. Becker President and CEO

Exhibit Index
99.1	Professional Services Agreement by and between the New York State Department of Labor and ClearBlue Technologies Management, Inc. executed and delivered August 16, 2005.

99.2	Press release dated August 17, 2005